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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 8, 2011, in the Registration Statement (Form F-1) and related Prospectus of Avast Software B.V. dated December 21, 2011.

/s/ Ernst & Young Audit, s.r.o. Ernst & Young Audit, s.r.o. Prague, Czech Republic
December 21, 2011

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  Exhibit 23.1